Exhibit 99.1

Ascent Capital Group, Inc. to Hold Annual Meeting of Shareholders

Englewood, CO — March 14, 2013 — Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) will be holding its Annual Meeting of Shareholders on Wednesday, May 22, 2013 at 10:00 a.m., Mountain Time at 5251 DTC Parkway, Greenwood Village, Colorado 80111 ( the meeting will be held in the Second Floor Conference Room).   The record date for the meeting is 5:00 p.m., New York City time, on April 3, 2013.  At the meeting, Ascent may make observations regarding the Company’s financial performance and outlook.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics International, Inc., one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, Texas, and certain former subsidiaries of Ascent Media Group, LLC.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com